UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware

001-34062

26-2590997

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:        (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 11, 2008, Interval Leisure Group, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a blackout period with respect to the IAC/InterActiveCorp 401(k) plan (the “Plan”), of which Company employees are participants through December 31, 2008.  This blackout period, which is being implemented in connection with the changing of trustees and recordkeepers for the Plan and ILG’s establishment of its own plan, is currently expected to last from the close of business on December 23, 2008 until the week of January 12, 2009.  During this blackout period, (i) the Company’s directors and executive officers will be subject to restrictions with respect to transactions in Company common stock and related equity securities and (ii) Plan participants will be unable to engage in certain transactions involving Company common stock held in their Plan accounts, including exchange, distribution and loan transactions.

Security holders or other interested persons may obtain, without charge, information about the blackout period by contacting Victoria Kincke, at Interval Leisure Group, Inc, at 6262 Sunset Drive, Miami, FL 33143, or at (305) 666-1861, to whom all inquiries regarding the blackout period should be directed.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
99.1	Blackout Notice to Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  December 11, 2008

EXHIBIT LIST

Exhibit No.	Description
99.1	Blackout Notice to Directors and Executive Officers